Exhibit 99.1

McDermott Reports Third Quarter 2014 Financial Results

Results Reflect Improved Execution

Solid Backlog, Improved Customer Relations Position the Company for Long-Term Growth

Company to Host Conference Call and Webcast Today at 4:00 pm CT

HOUSTON--(BUSINESS WIRE)--November 5, 2014--McDermott International, Inc. (NYSE:MDR) (“McDermott” or the “Company”) today announced financial results for the quarter ended September 30, 2014. The Company reported a third quarter 2014 net loss of $34 million, or $0.14 per fully diluted share, compared to a net loss of $64 million, or $0.27 per diluted share, in the prior-year quarter.

The Company reported third quarter revenues of $415 million, a decrease of $272 million compared to revenues of $687 million in the prior-year quarter, due to lower project activity principally resulting from customer-driven schedule changes. The operating loss was $14 million in the third quarter 2014 and included $5 million of gains on asset sales and $5 million of restructuring expenses. These results compare to the prior-year operating loss of $53 million, which included $4 million of restructuring expenses.

The Company’s other expense for the third quarter 2014 was $14 million compared to other income of $6 million in the prior-year quarter due to increased interest expense.

"We are pleased to report improved year-over-year financial results that we believe reflect considerable progress on our turnaround initiatives, improvement in our operations and stabilization of our financial results,” said David Dickson, President and Chief Executive Officer of McDermott. “We are achieving notable improvements in many areas, including the Company’s culture, operations and our customer relationships, and we believe we are on track to achieve sustainable profitability. Our new customer-focused organization is executing more efficiently, as demonstrated by the fact that we have successfully closed out six legacy projects in the past two quarters, including our Chevron Jack and St. Malo project, a complex ultra deepwater subsea project. Our $2+ billion contract for the INPEX-operated Ichthys project, the industry’s largest subsea contract at its time of award, remains on schedule, and we have achieved a significant milestone with the commencement of the marine campaign and the ongoing installation of the riser support structure.”

Mr. Dickson added, “By restructuring the organization and management team and implementing a culture of accountability and performance, we believe we have improved McDermott’s long-term competitiveness, and we continue to focus on building profitable backlog. We have a large and diverse pipeline of prospective work, as demonstrated by the growth in our bids outstanding, and we believe McDermott has the flexibility to respond to customer demand and schedules. Importantly, our success to date on high profile projects is enhancing McDermott’s reputation as a leading provider of subsea services. McDermott delivers tremendous value to its customers, and we are leveraging McDermott’s unique strengths, including our local fabrication capabilities and leading offshore and subsea track record, to drive long-term value for our shareholders.”

“With a recently recapitalized balance sheet and improved operating cash flow, we believe McDermott has the financial flexibility to execute its turnaround plan,” said Stuart Spence, Executive Vice President and Chief Financial Officer. “On the operating side, we are focused on efficient working capital management and capital discipline as we embark on a planned campaign to reduce our cost structure. We believe we are on the right track to deliver shareholder returns and to return McDermott to sustainable, profitable growth.”

Contract Backlog Summary

As of September 30, 2014, the Company’s backlog was $4.0 billion, compared to $4.1 billion at June 30, 2014. Of the September 30, 2014 backlog, approximately 39% related to offshore operations and approximately 61% related to subsea operations. Order intake in the third quarter 2014 totaled $330 million.

At the end of the third quarter, the Company had $10.5 billion in bids and change orders outstanding compared to $8.4 billion at June 30, 2014. The Company is targeting to bid approximately $12.5 billion in projects that are expected to be awarded in the next five quarters. In total, the Company’s potential revenue pipeline was $26.9 billion as of September 30, 2014.

Other Financial Information

As of September 30, 2014, McDermott reported total assets of $3.5 billion. Included in this amount was $886 million in cash and cash equivalents, restricted cash and investments. At quarter-end, the Company had $900 million in debt outstanding and total equity of $1.6 billion, or 45% of total assets. The Company is in compliance with all debt covenants for the quarter ended September 30, 2014.

Weighted average common shares outstanding on a fully diluted basis were approximately 237 million and 236 million in the quarters ended September 30, 2014 and September 30, 2013, respectively.

Conference Call

McDermott has scheduled a conference call and webcast related to its third quarter 2014 results today at 4:00 p.m. U.S. Central Standard Time. Interested parties may listen over the Internet through a link posted in the Investor Relations section of the Company’s Web site. The replay will also be available on the Company’s Web site following the end of the call. In addition, a presentation will be available on the Investor Relations section of the Company’s Web site that contains supplemental information on our operations and our business outlook.

About the Company

McDermott is a leading provider of integrated engineering, procurement, construction and installation (EPCI) services for upstream field developments worldwide. The Company delivers fixed and floating production facilities, pipelines and subsea systems from concept to commissioning for complex Offshore and Subsea oil and gas projects to help oil companies safely produce and transport hydrocarbons. Our clients include national and major energy companies. Operating in more than 20 countries across the world, our locally focused and globally integrated resources include approximately 14,000 employees, a diversified fleet of specialty marine construction vessels, fabrication facilities and engineering offices. We are renowned for our extensive knowledge and experience, technological advancements, performance records, superior safety and commitment to deliver. McDermott has served the energy industry since 1923 and is listed on the New York Stock Exchange.

To learn more, please visit our website at www.mcdermott.com

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements in this press release which are forward-looking, and provide other than historical information, involve risks, contingencies and uncertainties that may impact McDermott's actual results of operations. These forward-looking statements include, but are not limited to, statements about backlog, bids and change orders outstanding, projects McDermott expects to bid and the timing of award of such, and revenue pipeline, to the extent these may be viewed as indicators of future revenues or profitability, our belief that considerable progress has been made on the Company's turnaround initiatives, improvements in the Company’s culture, operations and customer relationships, McDermott’s belief the Company is on track to achieve sustainable profitability, the status of the Inpex Ichthys project, our belief that McDermott has the flexibility to respond to customer demand and schedules, the belief that McDermott’s long-term competitiveness has improved, the belief that McDermott has the financial flexibility to execute its turnaround plan and the belief that the Company is on the right track to deliver shareholder returns and to return McDermott to sustainable, profitable growth. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous risks, contingencies and uncertainties, including, among others: adverse changes in the markets in which we operate or credit markets, our inability to successfully execute on contracts in backlog, changes in project design or schedules, the availability of qualified personnel, changes in the scope or timing of contracts, and contract cancellations, change orders and other modifications. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. You should not place undue reliance on forward-looking statements. For a more complete discussion of these and other risk factors, please see McDermott's annual and quarterly filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2013 and subsequent quarterly reports on Form 10-Q. This news release reflects management's views as of the date hereof. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward-looking statement.

McDERMOTT INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$414,595	$686,856	$1,494,489	$2,141,594

Costs and Expenses:
Cost of operations	370,271	686,415	1,394,062	2,122,488
Selling, general and administrative expenses	55,113	46,443	167,387	151,286
Gain on asset disposals	(4,818)	(763)	(57,026)	(15,492)
Restructuring expenses	4,724	4,040	12,112	19,502

Total costs and expenses	425,290	736,135	1,516,535	2,277,784

Equity in Loss of Unconsolidated Affiliates	(3,448)	(3,375)	(5,647)	(12,967)

Operating Loss	(14,143)	(52,654)	(27,693)	(149,157)

Other Income (Expense):
Interest income (expense)—net	(11,847)	363	(50,531)	1,133
Gain (loss) on foreign currency—net	(2,397)	4,460	143	10,838
Other income (expense)—net	473	1,062	(104)	1,813

Total other income (expense)	(13,771)	5,885	(50,492)	13,784

Loss before provision for income taxes and noncontrolling interests	(27,914)	(46,769)	(78,185)	(135,373)

Provision for Income Taxes	1,464	12,278	9,741	45,493

Net Loss	(29,378)	(59,047)	(87,926)	(180,866)

Less: Net Income Attributable to Noncontrolling Interests	4,306	5,023	6,541	12,074

Net Loss Attributable to McDermott International, Inc.	$(33,684)	$(64,070)	$(94,467)	$(192,940)

McDERMOTT INTERNATIONAL, INC.
EARNINGS PER SHARE COMPUTATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In thousands, except share and per share amounts)

Net loss attributable to McDermott International, Inc.	$(33,684)	$(64,070)	$(94,467)	$(192,940)

Weighted average common shares (basic)	237,429,394	236,257,920	237,262,044	236,132,847
Effect of dilutive securities:
Stock options, restricted stock and restricted stock units	—	—	—	—

Adjusted weighted average common shares and assumed exercises of stock options and vesting of stock awards (diluted)	237,429,394	236,257,920	237,262,044	236,132,847

Basic earnings per share:
Net loss attributable to McDermott International, Inc.	(0.14)	(0.27)	(0.40)	(0.82)

Diluted earnings per share:
Net loss attributable to McDermott International, Inc.	(0.14)	(0.27)	(0.40)	(0.82)

SUPPLEMENTARY DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In thousands)
Depreciation & amortization expense	$22,408	$20,796	$68,655	$60,114
Drydock amortization	$5,601	$4,248	$15,567	$14,179
Capital expenditures	$61,569	$80,922	$216,526	$225,397
Backlog	$3,979,707	$4,610,675	$3,979,707	$4,610,675

McDERMOTT INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2014	December 31, 2013
	(Unaudited) (In thousands, except share and per share amounts)
Assets
Current Assets:
Cash and cash equivalents	$643,951	$118,702
Restricted cash and cash equivalents	239,315	23,652
Accounts receivable—trade, net	271,019	381,858
Accounts receivable—other	75,741	89,273
Contracts in progress	336,920	425,986
Deferred income taxes	7,004	7,091
Assets held for sale	14,253	1,396
Other current assets	58,603	32,242

Total Current Assets	1,646,806	1,080,200

Property, Plant and Equipment	2,390,385	2,367,686
Less accumulated depreciation	(807,990)	(889,009)

Net Property, Plant and Equipment	1,582,395	1,478,677
Accounts receivable— long-term retainages	132,248	65,365
Investments in Unconsolidated Affiliates	43,713	50,536
Deferred income taxes	18,008	16,766
Assets held for sale	-	12,243
Investments	2,613	13,511
Other Assets	101,533	90,073

Total Assets	$3,527,316	$2,807,371

Liabilities and Equity
Current Liabilities:
Notes payable and current maturities of long-term debt	$27,002	$39,543
Accounts payable	292,129	398,739
Accrued liabilities	328,005	365,224
Advance billings on contracts	200,258	278,929
Deferred income taxes	17,738	17,892
Income taxes payable	16,626	20,657

Total Current Liabilities	881,758	1,120,984

Long-Term Debt	873,289	49,019
Self-Insurance	23,740	20,531
Pension Liability	14,762	15,681
Non-current Income Taxes	52,187	56,042
Other Liabilities	92,887	104,770
Commitments and Contingencies
Stockholders’ Equity:
Common stock, par value $1.00 per share, authorized 400,000,000 shares; issued 244,966,109 and 244,271,365 shares at September 30, 2014 and December 31, 2013, respectively	244,966	244,271
Capital in excess of par value (including prepaid common stock purchase contracts)	1,663,850	1,414,457
Retained earnings	(165,624)	(71,157)
Treasury stock, at cost, 7,322,694 and 7,130,294 shares at September 30, 2014 and December 31, 2013, respectively	(96,654)	(97,926)
Accumulated other comprehensive loss	(150,164)	(140,131)

Stockholders’ Equity—McDermott International, Inc.	1,496,374	1,349,514
Noncontrolling Interests	92,319	90,830

Total Equity	1,588,693	1,440,344

Total Liabilities and Equity	$3,527,316	$2,807,371

McDERMOTT INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2014	2013
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(87,926)	$(180,866)
Non-cash items included in net loss:
Depreciation and amortization	68,655	60,114
Drydock amortization	15,567	14,179
Stock-based compensation charges	14,387	15,492
Net periodic pension benefit cost	9,245	(955)
Equity in loss of unconsolidated affiliates	5,647	12,967
Gain on foreign currency	(143)	(10,838)
Restructuring activity	(2,235)	12,940
Gain on asset disposals	(57,026)	(15,492)
Benefit for deferred taxes	(4,175)	(3,761)
Other non-cash items	6,406	280
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	44,368	50,206
Net contracts in progress and advance billings on contracts	10,353	44,601
Accounts payable	(99,588)	(27,953)
Accrued and other current liabilities	(16,200)	3,038
Pension liability and accrued postretirement and employee benefits	1,180	(29,196)
Derivative instruments and hedging activities	1,671	(46,270)
Other assets and liabilities	(22,484)	(66,596)

TOTAL CASH USED IN OPERATING ACTIVITIES	(112,298)	(168,110)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(216,526)	(225,397)
Increase in restricted cash and cash equivalents	(215,663)	(372)
Purchases of available-for-sale securities	(1,997)	(9,886)
Sales and maturities of available-for-sale securities	12,903	39,210
Proceeds from the sale and disposal of assets	70,252	37,189
Other investing activities	(5,076)	(8,503)

TOTAL CASH USED IN INVESTING ACTIVITIES	(356,107)	(167,759)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from 8% senior Notes	500,000	—
Proceeds from term Loan	300,000	—
Proceeds from prepaid common stock purchase contracts issuance	240,044	—
Proceeds from amortizing notes issuance	47,456	—
Issuance of common stock	170	—
Payments - long term debt	(39,542)	—
Borrowings - short term debt	250,000	80,000
Payments - short term debt	(250,000)	(88,567)
Debt issuance costs	(46,914)	—
Distributions to noncontrolling interests	(5,002)	(12,493)
Other financing activities	(1,707)	(1,033)

TOTAL CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	994,505	(22,093)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(851)	185

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	525,249	(357,777)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	118,702	640,147

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$643,951	$282,370

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes (net of refunds)	$21,273	$90,462
Interest expense (net of amount capitalized)	$9,136	—

CONTACT:
McDermott International, Inc.
Investors & Financial Media
Vice President, Treasurer and Investor Relations
Steven D. Oldham, 281-870-5147
soldham@mcdermott.com